MIHI to Retire Ten Million Shares of Stock Representing a 24.4% Reduction in Issued and Outstanding Shares

MIHI has reached agreement with two of its largest shareholders to voluntarily retire 10 million common shares to treasury

DULUTH, Georgia, March 29, 2018 /PRNewswire/ —

Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI) today announces that it has reached an agreement with two of the Company’s largest shareholders to retire a total of 10 million common shares. As of the last filing on March 19, 2018 the issued and outstanding shares count was 40,912,082 common shares. This will be reduced to 30,912,082 common shares issued and outstanding representing a 24.4% reduction in the number of outstanding common shares. The Company is striving to improve the balance sheet to re-allocate a better cap table to achieve financing for operations, acquisitions, and deployment of its Virtual Health Telemedicine Platform to Rural Primary Care Clinics and Hospitals.

The company is in negotiations with various sources to raise sufficient capital to complete the acquisition of a nutraceutical company and growth capital. The Company and the shareholders intend the restructuring of the stock may enable the company to be better positioned to negotiate transactions as it makes acquisitions and executes its business model.

Arturo “Jake” Sanchez, MIHI CEO, stated: “We couldn’t be more delighted to know that our largest shareholders believe in our business plan that they are willing to support MIHI in improving the balance sheet and readying the Company for financing and potential growth.”

About Medical Innovation Holdings, Inc.

MIHI, a Georgia-based publicly traded company, seeks to operate strategically aligned health care service companies focused on virtual medicine as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through its wholly owned subsidiary 3Point Care, MIHI intends to pair personalized, high-tech, high-touch, telemedicine encounters via virtual health specialty doctors with traditional primary doctors. Through other companies and relationships, MIHI offer Affordable Care Organization (ACO) support, wellness and prevention, services, and remote diagnostic monitoring.

The Company intends to serve constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI please visit the Company’s website at http://www.medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward- looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contact: investor@medicalinnovationholdings.com +1(561)325-8757

SOURCE Medical Innovation Holdings, Inc.